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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: MARCH 4, 2008

ATWOOD OCEANICS, INC.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER 1-13167

TEXAS
(State or other jurisdiction of incorporation or organization)

Internal Revenue Service – Employer Identification No. 74-1611874

15835 Park Ten Place Drive, Houston, Texas, 77084
(281) 749-7800

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

     The ATWOOD HUNTER has completed its relocation back to Mauritania where it has commenced working under the contract commitment with Woodside Energy Ltd, which has been farmed-out to Petronas Carigali Sdn. This contract commitment, with an operating dayrate of $240,000, is expected to extend into August 2008.

     The ATWOOD SOUTHERN CROSS has completed its relocation from the Black Sea to Mediterranean Sea where it has commenced drilling one well for Turkiye Petrolleri A.O. (“TPAO”) offshore Turkey at a dayrate of $320,000. This one-well drilling program is expected to be completed around mid April 2008 whereby the rig will then be moved to Italy to drill two wells for ENI Spa AGIP Exploration & Production Division (“ENI”) at a dayrate of $406,000. ENI did not exercise their option to drill two additional wells; thus, the current two-well drilling program for ENI is expected to be completed in August or September 2008.

     The SEAHAWK continues to work offshore Equatorial Guinea for Amerada Hess Equatorial Guinea, Inc. (“HESS”) at a dayrate of $74,000 plus approximately $19,000 of amortized per day revenues. Hess has exercised the first of its four six-month options which currently commits the rig to March 2009.

     The RICHMOND completed its life enhancing upgrade in late February 2008 and is currently drilling one well for Helis Oil & Gas (“HELIS”). Immediately upon completion of the Helis work, the rig will commence a firm two-well plus one option well program for Contango Operations Inc. which, if all wells are drilled, could extend into September 2008.

     Thus far, during the second quarter of fiscal year 2008, we have incurred the following zero rate days:

      PLANNED –

           RICHMOND                                      52 Days
           ATWOOD HUNTER                        20 Days
           ATWOOD SOUTHERN CROSS       1 Day

      UNPLANNED –

           ATWOOD FALCON                           3 Days
           ATWOOD EAGLE                              5 Days

     The ATWOOD SOUTHERN CROSS could incur an additional 4 to 10 zero rate days prior to commencing the ENI contract. During the third quarter of fiscal year 2008, the ATWOOD BEACON is expected to incur 3 zero rate days for required inspections, with the SEAHAWK possibly incurring 3 to 5 zero rate days for some equipment upgrades.

      Additional information with respect to the Company’s Fleet Status Report at March 4, 2008 is attached hereto as Exhibit 99.1. Such information is being furnished under Regulation FD and should not be deemed to be filed under Section 19 of the Exchange Act.

      Statements contained in this report with respect to the future are forward-looking statements. These statements reflect management's reasonable judgment with respect to future events. Forward-looking statements involve risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors including; the Company's dependence on the oil and gas industry; the risks involved the construction of a rig; competition; operating risks; risks involved in foreign operations; risks associated with possible disruption in operations due to terrorism; risks associated with a possible disruption in operations due to a war with Iraq; and governmental regulations and environmental matters. A list of additional risk factors can be found in the Company's annual report on Form 10-K for the year ended September 30, 2007, filed with the Securities and Exchange Commission.

ITEM 9.01      EXHIBITS

EXHIBIT 99.1 Fleet Status Report at March 4, 2008

EXHIBIT INDEX

EXHIBIT NO.      DESCRIPTION

99.1	Fleet Status Report at March 4, 2008

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATWOOD OCEANICS, INC
(Registrant)

/s/ James M. Holland James M. Holland Senior Vice President

DATE: March 4, 2008